EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 19, 2008, with respect to the consolidated balance sheets of Genpact Limited and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, incorporated herein by reference.

KPMG

Gurgaon, India

August 19, 2008